Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-251290 and No. 333-270450) on Form S-3, by reference in the Registration Statements (No. 333-233313 and
333-233314) on Form S-8, and by reference in the Registration Statement (No. 0000810332) on
Form S-4 and Form S-1 of Mesa Air Group, Inc. of our report dated January 26, 2024, relating to the consolidated financial statements of Mesa Air Group, Inc., included in this transition report Form 10 KT for the 3 months ended December 31, 2024.

/s/ RSM US LLP

Phoenix, Arizona

November 20, 2025